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                                                                      EXHIBIT 23



                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in McKesson Corporation Registration Statement No. 33-86536 on Form S-8 of our report dated May 12, 1995 which expresses an unqualified opinion and includes an explanatory paragraph relating to the Corporation's change in its method of accounting for postemployment benefits and our report dated May 12, 1995, incorporated by reference in and appearing in this Annual Report on Form 10-K of McKesson Corporation, respectively, for the year ended March 31, 1995.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
San Francisco, California
June 9, 1995

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